EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149027, 333-120886, 333-132411 and 333-140563 on Form S-8 of our report dated March 7, 2008 relating to the consolidated financial statements of Monolithic Power Systems, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An interpretation of FASB Statement No. 109, the application of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and the involvement in alleged patent infringement, and our report dated March 7, 2008 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Monolithic Power Systems, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

San Jose, California

March 7, 2008